EXHIBIT 99.1

PRESS RELEASE

Company Contact:	Investor Relations Contact:

Senesco Technologies, Inc.	FD
Joel Brooks	Brian Ritchie
Chief Financial Officer	brian.ritchie@fd.com
jbrooks@senesco.com	212-850-5600
(732) 296-8400

Senesco Technologies Reports Third Quarter Fiscal 2008 Financial Results

NEW BRUNSWICK, N.J. (May 16, 2008) - Senesco Technologies, Inc. (“Senesco” or the “Company”) (AMEX:SNT) today reported financial results for the three months ended March 31, 2008.

Net loss for the three month period ended March 31, 2008 was $2.0 million, or $0.12 per share, compared with a net loss of $0.8 million, or $0.05 per share, for the three month period ended March 31, 2007.  This increase in net loss was primarily the result of an increase of $0.8 million in expenses associated with the outstanding convertible notes that were issued during the current fiscal year, and an increase in operating expenses.

Quarterly and Recent Highlights

•                  Senesco regained compliance with AMEX’s continued listing requirements.

•                  Preclinical pancreatic islet cell research that was funded by the Company, was presented at two important industry conferences, the Keystone Islet and Beta Cell Symposium, and the Upper Midwest Islet Club’s Annual Meeting.  Using a small interfering RNA (siRNA) against Senesco’s Factor 5A technology, the data showed what Senesco believes to be a variety of promising results regarding delivery of the technology, as well as islet protection and function.

•                  The Company announced the results of preclinical animal studies focused on multiple myeloma. In the studies, mice were injected subcutaneously with human multiple myeloma cancer cells to form myeloma tumors in their flanks. Treated mice were injected intratumorally with Factor 5A therapy encapsulated in nanoparticles, while control mice received a nanoparticle without the Factor 5A therapy.  One of the dosing regimens showed evidence of significant tumor regression relative to the untreated control mice, while the other showed a diminished rate of tumor growth along with some regression.

•                  Initial field trials conducted with ArborGen, LLC over a three year period in certain species of trees have concluded and the trees have been harvested for wood quality assessment.  Preliminary data from the field trials show significantly enhanced growth rates in some of the trees relative to controls.  The Company and ArborGen have selected promising genetic lines which are now being prepared for additional field trials.

Bruce Galton, President and Chief Executive Officer of the Company, said, “We continue to progress our human health programs and believe we have positive preclinical results in our multiple myeloma studies and pancreatic islet cell research.  Senesco is working closely with our contract research organization in evaluating materials and planning the work ahead for our multiple myeloma program.  In addition, our agricultural licensees have initiated research with our technology in crops such as corn, soy, rice, canola and cotton.  We continue banana field trials with our joint venture partner, Rahan Meristem.  Our technology provides a very broad platform of applications for human health in oncology and inflammatory diseases and across a variety of food and non-food agricultural crops.”

Revenue of $79,167 for the three month period ended March 31, 2008 consisted of milestone payments and the amortized portion of previous milestone payments received in connection with certain license agreements.  During the three-month period ended March 31, 2007, revenue of $6,250 consisted of the amortized portion of previous milestone payments received in connection with certain development and license agreements.

Research and development expenses during the three month period ended March 31, 2008 were $474,176, compared with $314,294 during the three month period ended March 31, 2007.  This increase resulted from an expansion of Senesco’s human health programs, including the Company’s cancer research program, and an unfavorable exchange rate variance in connection with Senesco’s research agreement at the University of Waterloo.  The Company expects research and development expenses to continue to increase as it expands its research activities, particularly in the area of human health.

General and administrative expenses were $876,966 for the three month period ended March 31, 2008, compared with $514,189 during the three month period ended March 31, 2007.  This increase was primarily due to a $458,000 increase in stock-based compensation, which includes the Black-Scholes value of $384,000 of warrants extended and repriced in connection with an amendment to a financial advisory agreement entered into February 14, 2008, the amortized portion of the compensation charge in connection with our short-term stock incentive plan and  the amortized portion of the Black-Scholes value of options and warrants previously granted to directors, employees and consultants.  This was partially offset by a $79,000 decrease in depreciation and amortization.

At March 31, 2008, Senesco had cash, cash equivalents and investments of $4,549,233.  With the remaining potential gross proceeds of $3 million of the Company’s previously announced $10 million financing, Senesco should be able to operate according to the Company’s current business plan for the next 18 months.  The receipt of the remaining $3 million of proceeds is dependent upon entering into certain supply agreements with third party manufacturers.  If Senesco does not meet all or some of the foregoing funding milestones, then the current $4.5 million is sufficient for the next 12 months.

About Senesco Technologies, Inc.

Senesco Technologies, Inc. is a U.S. biotechnology company, headquartered in New Brunswick, NJ.  Senesco has initiated preclinical research to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine.  Accelerating apoptosis may have applications to development of cancer treatments.  Delaying apoptosis may have applications to certain diseases inflammatory and ischemic diseases.  Senesco takes its name from the scientific term for the aging of plant cells: senescence.  Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress.  The Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence.  Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company's license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, the Company’s ability to meet its funding milestones under its financing transaction, the Company’s ability to comply with the continued listing standards of the AMEX, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC").  As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

(tables to follow)

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended March 31,	For the Three Months Ended March 31,	For the Nine Months Ended March 31,	For the Nine Months Ended March 31,	From Inception on July 1, 1998 through March 31,
	2008	2007	2008	2007	2008

Revenue	$79,167	$6,250	$456,667	$268,750	$1,175,000

Operating Expenses:
General and administrative	876,966	514,189	1,851,876	2,001,068	21,286,069
Research and development	474,176	314,294	1,219,325	863,037	9,412,494
Total Operating Expenses	1,351,142	828,483	3,071,201	2,864,105	30,698,563

Loss From Operations	(1,271,975)	(822,233)	(2,614,534)	(2,595,355)	(29,523,563)

Sale of state income tax loss, net	—	—	—	—	586,442
Other noncash income	—	—	—	—	321,259
Interest income, net	43,907	20,916	76,013	57,936	455,801
Amortization of debt discount and financing costs	(628,626)	—	(927,054)	—	(927,054)
Interest expense on convertible notes	(187,473)	—	(255,309)	—	(255,309)
Net Loss	$(2,044,167)	$(801,317)	$(3,720,884)	$(2,537,419)	$(29,342,424)

Basic and Diluted Net Loss Per Common Share	$(0.12)	$(0.05)	$(0.21)	$(0.15)

Basic and Diluted Weighted Average Number of Common Shares Outstanding	17,583,461	17,473,694	17,510,410	16,732,003

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2008	2007
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,049,233	$408,061
Short-term investments	500,000	250,000
Prepaid expenses and other current assets	57,695	104,526
Total Current Assets	4,606,928	762,587

Property and equipment, net	6,880	7,526
Intangibles, net	3,032,449	2,544,447
Deferred financing costs	729,029	—
Security deposit	7,187	7,187
TOTAL ASSETS	$8,382,473	$3,321,747

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$168,525	$109,258
Accrued expenses	509,619	377,359
Deferred revenue	—	16,667
Total Current Liabilities	678,144	503,284

Convertible note, net of discount	819,525	—
Grant payable	99,728	99,728
Other liability	24,595	29,196
TOTAL LIABILITIES	1,621,992	632,208

STOCKHOLDERS’ EQUITY:

Preferred stock, $0.01 par value; authorized 5,000,000 shares, no shares issued	—	—
Common stock, $0.01 par value; authorized 100,000,000 shares, issued and outstanding 17,728,314 and 17,473,694, respectively	177,283	174,737
Capital in excess of par	35,925,622	28,136,342
Deficit accumulated during the development stage	(29,342,424)	(25,621,540)

TOTAL STOCKHOLDERS’ EQUITY	6,760,481	2,689,539

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,382,473	$3,321,747